CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Balter Discretionary Global Macro Fund, a series of shares of Northern Lights Fund Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 22, 2015